Exhibit 15
                                                              ----------



August 5, 1996




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs:

We are aware that Conrail Inc. has incorporated by reference our report dated July 17, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the following documents:

   *  Registration Statement on Form S-8 No. 33-19155
   *  Registration Statement on Form S-8 No. 33-44140
   *  Registration Statement on Form S-8 No. 33-57717
   *  Registration Statement on Form S-8 No. 33-60445
   *  Registration Statement on Form S-8 No. 333-6513
   * Prospectus constituting part of Registration Statement on Form S-3 No. 33-64670
   * Prospectus constituting part of Registration Statement on Form S-3 No. 33-62929.

We are also aware of our responsibilities under the Securities Act of 1933 and that pursuant to Rule 436(c) our report dated July 17, 1996 shall not be considered part of a registration statement prepared or certified by us or a report prepared or certified by us within the meaning of Sections 7 and 11 of the Securities Act of 1933.

Yours very truly,



PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, PA 19103

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